CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust and to the use of our report dated June 1, 2015 on the financial statements and financial highlights of the Strategic Latin America Fund. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which are also incorporated by reference into Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 29, 2015